UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2010

GOLDEN CENTURY RESOURCES LIMITED
(Exact name of registrant as specified in its charter)

Delaware	000-52842	98-0466250
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1200, 1000 N. West St, Wilmington, Delaware 19801
(Address of principal executive offices and Zip Code)

(302) 295-4937
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 19, 2010, management concluded that our financial statements for the three month and six month periods ended December 31, 2009 required restatement due to the below described error and therefore should no longer be relied upon. Management discussed the error below with our independent registered public accounting firm.

The Company has restated the December 31, 2009 financial statements due to an error in the accounting for shares issuable for consulting services pursuant to a consulting agreement. The Company had previously recorded the full fair value of 1,419,300 shares issuable on the day the Company entered into the agreement. The Company has corrected the accounting to recognize only the portion of the fair value of the shares that relates to services provided during the period. In addition, as the shares had not been issued, and performance has not been fully completed as at December 31, 2009, the fair value of the shares earned by the consultant are re-measured at each interim period.

The restated December 31, 2009 financial statements were filed on May 24, 2010 in an amended Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN CENTURY RESOURCES LIMITED

By:  /s/ David Lee

David Lee
President, Chief Executive Officer
and Chief Financial Officer
June 10, 2010